SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

AVANEX CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on November 6, 2003

To Our Stockholders:

      Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Avanex Corporation, a Delaware corporation (“Avanex”), will be held on November 6, 2003, at 10:00 a.m., local time, at Avanex’s corporate headquarters, 40919 Encyclopedia Circle, Fremont, California 94538, for the following purposes:

1. To elect two Class I directors for a term of three years or until their successors have been duly elected and qualified.

2. To ratify the appointment of Ernst & Young LLP as Avanex’s independent auditors for the fiscal year ending June 30, 2004.

3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

      These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

      Only stockholders of record at the close of business on September 17, 2003, the record date, are entitled to vote on the matters listed in this Notice of Annual Meeting.

      All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, please vote as soon as possible using one of the following methods: (1) by using the Internet as instructed on the enclosed proxy card, (2) by telephone as instructed on the enclosed proxy card, or (3) by mail by completing, signing, dating and returning the enclosed proxy card in the enclosed postage-prepaid envelope. For further details, please see the section entitled “Voting” on page two of the accompanying Proxy Statement. Any stockholder attending the Annual Meeting may vote in person even if he or she has voted using the Internet, telephone or proxy card.

By Order of the Board of Directors
of Avanex Corporation

WALTER ALESSANDRINI
President, Chief Executive Officer and
Chairman of the Board of Directors

Fremont, California

October 3, 2003

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY TELEPHONE OR BY USING THE INTERNET AS INSTRUCTED ON THE ENCLOSED PROXY CARD OR COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

PROCEDURAL MATTERS
PROPOSAL ONE
ELECTION OF DIRECTORS
PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EQUITY COMPENSATION PLAN INFORMATION
EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
COMPANY STOCK PRICE PERFORMANCE GRAPH
OTHER MATTERS
Appendix A

AVANEX CORPORATION

PROXY STATEMENT

FOR THE
2003 ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

General

      This Proxy Statement is being furnished to the holders of common stock, par value $0.001 per share (the “Common Stock”), of Avanex Corporation, a Delaware corporation (“Avanex” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of Avanex for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on November 6, 2003, at 10:00 a.m., local time, and at any adjournment thereof for the purpose of considering and acting upon the matters set forth herein. The Annual Meeting will be held at Avanex’s corporate headquarters, 40919 Encyclopedia Circle, Fremont, California 94538. The telephone number at that location is (510) 897-4188.

      This Proxy Statement, the accompanying form of proxy card and the Company’s Annual Report on Form 10-K are first being mailed on or about October 3, 2003 to all stockholders entitled to vote at the Annual Meeting.

Stockholders Entitled to Vote; Record Date

      Only holders of record of the Company’s Common Stock at the close of business on September 17, 2003 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. Such stockholders are entitled to cast one vote for each share of Common Stock held as of the Record Date on all matters properly submitted for the vote of stockholders at the Annual Meeting. As of the Record Date, there were 128,077,936 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. No shares of preferred stock were outstanding. For information regarding security ownership by management and by the beneficial owners of more than five percent (5%) of the Company’s Common Stock, see “Security Ownership of Certain Beneficial Owners and Management.”

Quorum; Required Vote

      The presence of the holders of a majority of the shares of Common Stock entitled to vote generally at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Such stockholders are counted as present at the Annual Meeting if they (1) are present in person at the Annual Meeting or (2) have properly submitted a proxy card or voted by telephone or by using the Internet. A plurality of the votes duly cast is required for the election of directors. The affirmative vote of a majority of the votes duly cast is required to ratify the appointment of auditors.

      Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting; however, broker “non-votes” are not deemed to be “votes cast.” As a result, broker “non-votes” are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes against the proposal. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions on how to vote from the beneficial owner.

Voting

      Voting by Attending the Meeting. A stockholder may vote his or her shares in person at the Annual Meeting. A stockholder planning to attend the Annual Meeting should bring proof of identification for entrance to the Annual Meeting.

      Voting by Proxy Card. All shares entitled to vote and represented by properly executed proxy cards received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxy cards. If no instructions are indicated on a properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the Board of Directors.

      Voting by Telephone or the Internet. A stockholder may vote his or her shares by calling the toll-free number indicated on the enclosed proxy card and following the recorded instructions or by accessing the website indicated on the enclosed proxy card and following the instructions provided. When a stockholder votes via the Internet or by telephone, his or her vote is recorded immediately. Avanex encourages its stockholders to vote using these methods whenever possible.

      Presentation of Other Matters. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

      Revocability of Proxies. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked (1) by filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy relating to the same shares, or (2) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not of itself revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by the Secretary of the Company prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to the Secretary of the Company or should be sent to Avanex Corporation, 40919 Encyclopedia Circle, Fremont, California 94538, Attention: Corporate Secretary.

Expenses of Solicitation

      Avanex will bear all expenses of this solicitation, including the cost of preparing and mailing these proxy materials. The Company may reimburse brokerage firms, custodians, nominees, fiduciaries, and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of the Company may also solicit proxies in person or by telephone, letter, electronic mail, telegram, facsimile or other means of communication. Such directors, officers and employees will not receive additional compensation for such services, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such services. The Company has retained the services of Morrow & Co., a professional proxy solicitation firm, to assist in the solicitation of proxies. Avanex will pay Morrow & Co. approximately $5,000 for its services, in addition to reimbursement of its out-of-pocket expenses.

Procedure for Submitting Stockholder Proposals

      Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. Stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the annual meeting of its stockholders to be held in 2004 by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be included in the Company’s proxy materials for the 2004 annual meeting of stockholders, stockholder proposals must be received by the Secretary of the Company no later than the Notice Deadline (as defined below), and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

      Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. The Company’s Bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made by the Board of Directors or any stockholder entitled to vote who has delivered written notice to the Secretary of the Company no later than the Notice Deadline, which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations.

      The Company’s Bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting given by or at the direction of the Board of Directors, (2) properly brought before the meeting by or at the direction of the Board of Directors, or (3) properly brought before the meeting by a stockholder who has delivered written notice to the Secretary of the Company no later than the Notice Deadline, which notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters.

      The “Notice Deadline” is defined as that date which is 120 days prior to the one-year anniversary of the date on which the Company first mailed its proxy materials for the previous year’s annual meeting of stockholders. As a result, the Notice Deadline for the 2004 annual stockholder meeting is June 5, 2004.

      If a stockholder who has notified the Company of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, the Company need not present the proposal for vote at such meeting.

      A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Secretary of the Company. All notices of proposals by stockholders, whether or not included in the Company’s proxy materials, should be sent to Avanex Corporation, 40919 Encyclopedia Circle, Fremont, California 94538, Attention: Corporate Secretary.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

      The Company’s Bylaws currently authorize six members who are divided into three classes with overlapping three-year terms. The Company currently has one vacancy on the Board of Directors. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death or resignation. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

      Pursuant to a stockholders’ agreement between Avanex, Corning Incorporated and Alcatel, Avanex has agreed that, so long as Corning owns five percent (5%) or more of the outstanding shares of Avanex Common Stock, Avanex will use reasonable efforts to have an individual designated by Corning elected to the Board of Directors of Avanex. Corning has selected Dr. Joseph Miller, Executive Vice President and Chief Technology Officer of Corning, as its designee. The Board of Directors intends to appoint Dr. Miller as a director on October 30, 2004 to fill the vacancy in Class 1.

Nominees for Class I Directors

      Two Class I directors are to be elected at the Annual Meeting for a three-year term ending in 2006. The Board of Directors has nominated Walter Alessandrini and Joseph Miller for election as Class I directors. The Company expects that Dr. Alessandrini and Dr. Miller will accept such nominations; however, in the event that either nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Board of Directors to fill such vacancy. The term of office of each person elected as director will continue until such director’s term expires in 2006 or until such director’s successor has been elected and qualified.

Nominees for Class I Directors for Terms Expiring in 2006

Name	Age	Principal Occupation and Business Experience

Walter Alessandrini	56	Chairman of the Board of Directors, President and Chief Executive Officer. Dr. Alessandrini has served on the Company’s Board of Directors since March 1999, as Chairman of the Board of Directors since September 2000 and as President and Chief Executive Officer since November 2002. He previously served as Chairman of the Company from July 2001 to September 2002, Chief Executive Officer from March 1999 until June 2001 and as the Company’s President from March 1999 until September 2000. Dr. Alessandrini was President and Chief Executive Officer of Pirelli Cables and Systems North America LLC, a manufacturer of cables and communications systems, from November 1996 to March 1999. Dr. Alessandrini received a doctorate degree in Mechanical Engineering from the University of Genoa, Italy.

Name	Age	Principal Occupation and Business Experience

Joseph Miller	61	Executive Vice President and Chief Technology Officer, Science and Technology of Corning Incorporated. Dr. Miller has served as Senior Vice President and Chief Technology Officer of Corning Incorporated, a provider of optical fiber, cable and hardware and equipment products for the telecommunications industry, since 2001 and as Executive Vice President and Chief Technology Officer, Science and Technology since 2002. Prior to joining Corning, Dr. Miller was Chief Technology Officer and Senior Vice President for Research and Development with E.I. DuPont de Nemours, Inc. from 1994 to 2001. He began his career with DuPont in 1966. Dr. Miller received a B.S. from Virginia Military Institute and a Ph.D. in Chemistry from Pennsylvania State University. He is a member of numerous science and technology organizations including the National Science Board, National Academy of Engineering, American Association for the Advancement of Science and the Industrial Research Institute.

The Board of Directors recommends a vote “FOR” the nominees listed above.

Information Regarding Other Directors

Incumbent Class II Directors Whose Terms Expire in 2004

Name	Age	Principal Occupation and Business Experience

Todd Brooks	42	General Partner at the Mayfield Fund. Mr. Brooks has served on the Company’s Board of Directors since February 1998. Mr. Brooks has been a general partner at the Mayfield Fund, a venture capital firm, since February 1999. From April 1995 to January 1999, Mr. Brooks served as a managing principal with JAFCO America Ventures, a venture capital firm. Mr. Brooks serves on the boards of directors of several privately held companies. Mr. Brooks received a B.S. in Chemical Engineering from Texas A&M University, graduate degrees in Electrical Engineering and Chemical Engineering from the University of California at Berkeley and an M.B.A. from the Harvard Business School.
Vinton Cerf	60	Senior Vice President for Technology Strategy for MCI. Dr. Cerf has served on the Company’s Board of Directors since December 1999. Dr. Cerf has served as the Senior Vice President for Technology Strategy for MCI (formerly WorldCom, Inc.), a telecommunications company, since September 1998. From January 1996 to September 1998, Dr. Cerf was the Senior Vice President for Internet Architecture and Engineering at MCI. Dr. Cerf serves on the boards of directors of Nuance Communications, Inc., Digex, Inc. and CoSine Communications, Inc., as well as several privately-held companies. Dr. Cerf received a B.S. in Mathematics from Stanford University, an M.S. in Computer Science from the University of California, Los Angeles, and a Ph.D. in Computer Science from the University of California, Los Angeles.

Incumbent Class III Directors Whose Terms Expire in 2005

Name	Age	Principal Occupation and Business Experience

Joel Smith	58	Dean of Darla Moore School of Business of the University of South Carolina. Mr. Smith has served on the Company’s Board of Directors since December 1999. Mr. Smith has been the dean of the Darla Moore School of Business of the University of South Carolina from October 2000 to the present. Previously, Mr. Smith served as the President of Bank of America East, a financial institution, from October 1998 to September 2000. From July 1991 to October 1998, Mr. Smith served as President of Nations Bank Carolinas, a financial institution. Mr. Smith serves on the boards of directors of Ansaldo Signal N.V., Carolina National Bank & Trust Co., and NetBank, Inc. Mr. Smith received a B.A. from the University of the South in Sewanee, Tennessee.
Susan Wang	52	Former Chief Financial Officer of Solectron Corporation. Ms. Wang has served on the Company’s Board of Directors since December 2002. Ms. Wang previously served as Executive Vice President of Corporate Development, Chief Financial Officer, and Corporate Secretary of Solectron Corporation, a provider of supply-chain and product life-cycle services to original equipment manufacturers, from October 1984 through May 2002. Before joining Solectron, she held positions with Xerox Corporation, Westvaco Corporation and Price Waterhouse & Co. Ms. Wang received her B.B.A. from the University of Texas and her M.B.A. from the University of Connecticut.

Board Meetings and Committees

      During the fiscal year ended June 30, 2003, the Board of Directors of the Company met 18 times, and no director attended fewer than 75% of the total number of meetings of the Board of Directors and the committees of which he or she was a member.

      The Company’s Board of Directors currently has four standing committees: an Audit Committee, a Compensation Committee, an Option Committee and a Governance and Nominating Committee. The following describes each committee, its current membership, the number of meetings held during the fiscal year ended June 30, 2003 and its function.

      Audit Committee. The Audit Committee currently consists of Mr. Smith, Dr. Cerf and Ms. Wang, each of whom is independent as defined under the rules of the Nasdaq Stock Market. The Audit Committee met 9 times during the fiscal year ended June 30, 2003. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is included in this Proxy Statement as Appendix A. The Audit Committee is responsible for overseeing the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements, and assisting the Board of Directors in oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s internal accounting and financial controls, (3) the Company’s compliance with legal and regulatory requirements and (4) the independent auditor’s qualifications, independence and performance.

      Compensation Committee. The Compensation Committee currently consists of Mr. Brooks, Dr. Cerf and Ms. Wang. The Compensation Committee met 9 times during the fiscal year ended June 30, 2003. The Compensation Committee is primarily responsible for reviewing and approving the compensation and benefits for the Company’s executive officers, administering the Company’s 1998 Stock Plan and 1999 Employee Stock Purchase Plan and performing such other duties as may from time to time be determined by the Board of Directors.

      Option Committee. The Option Committee currently consists of Dr. Alessandrini. The Option Committee is responsible for granting options to purchase Common Stock of the Company, on behalf of the Board of

Directors, to employees other than officers and directors, pursuant to guidelines established by the Compensation Committee. The Option Committee fulfilled all of its duties through actions by written consent during the last fiscal year.

      Governance and Nominating Committee. The Governance and Nominating Committee currently consists of Dr. Alessandrini, Ms. Wang and Mr. Brooks. The Governance and Nominating Committee met one time during the fiscal year ended June 30, 2003. The Governance and Nominating Committee is responsible for reviewing and making recommendations to the Board of Directors regarding matters concerning corporate governance, reviewing the composition and evaluating the performance of the Board of Directors, recommending persons for election to the Board of Directors and evaluating director compensation, reviewing the composition of committees of the Board of Directors and recommending persons to be members of such committees, reviewing conflicts of interest of members of the Board of Directors and corporate officers and performing such other duties as may from time to time be determined by the Board of Directors. The Governance and Nominating Committee will consider candidates for the Board of Directors recommended by stockholders. Stockholders may submit such recommendations by writing to the Secretary of Avanex and providing the recommended candidate’s name, biographical data and qualifications.

Director Compensation

      Each director receives $3,000 per quarter in cash compensation for service on the Board of Directors, $500 per quarter for service on any committee thereof, and an additional $500 per quarter for service as chairperson of any committee thereof. Directors are eligible to receive options to purchase the Company’s Common Stock pursuant to the Company’s 1998 Stock Plan and 1999 Director Option Plan.

      The 1999 Director Option Plan provides for annual automatic grants of nonqualified stock options to continuing non-employee directors who beneficially own less than one percent of the voting power represented by the outstanding securities of Avanex. Under the 1999 Director Option Plan, each such director receives a nonqualified stock option grant of 40,000 shares of the Company’s Common Stock upon his or her initial election to the Board of Directors (an “Initial Grant”). On the date of each annual stockholders’ meeting, each individual who is at the time continuing to serve as a non-employee director meeting the criteria described above is automatically granted an option to purchase 10,000 shares of the Company’s Common Stock (a “Subsequent Grant”). All options automatically granted to directors under the 1999 Director Option Plan have an exercise price equal to 100% of the fair market value of the Company’s Common Stock on the date of grant. Each Initial Grant vests and becomes exercisable in four equal annual installments, and each Subsequent Grant vests and becomes exercisable on the first anniversary of the grant date.

      During the fiscal year ended June 30, 2003, the Company granted a Subsequent Grant to each of Mr. Brooks, Dr. Cerf and Mr. Smith. Each such option had an exercise price of $0.74 per share, which is equal to 100% of the fair market value of the Company’s Common Stock on the date of grant. The Company also granted an Initial Grant to Ms. Wang upon her election to the Board of Directors. The option had an exercise price of $1.01 per share, which is equal to 100% of the fair market value of the Company’s Common Stock on the date of grant. In addition, the Board of Directors granted to each of Mr. Brooks, Dr. Cerf and Mr. Smith an option to purchase 5,000 shares of the Company’s Common Stock pursuant to the Company’s 1998 Stock Plan. Each such option had an exercise price of $1.01 per share, which is equal to 100% of the fair market value of the Company’s Common Stock on the date of grant, and vests and becomes exercisable on October 24, 2003.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as independent auditors of the Company to audit the consolidated financial statements of the Company for fiscal year 2004. Although ratification by stockholders is not required by law, the Audit Committee of the Board of Directors has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding its selection, the Audit Committee of the Board of Directors, in its discretion, may appoint new independent auditors at any time during the year if the Audit Committee believes that such a change would be in the best interests of Avanex and its stockholders. If the stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee of the Board of Directors may reconsider its selection.

      Ernst & Young LLP has audited the Company’s financial statements since the Company’s inception in 1997. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” this proposal.

Fee Disclosure

      Audit Fees. The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended June 30, 2003 and June 30, 2002, for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and for SEC filings for those years were $737,000 and $884,000, respectively.

      Audit-Related Fees. The aggregate fees billed by Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and not reported under “Audit Fees” above were $1,284,000 and $316,000 in the fiscal years ended June 30, 2003 and June 30, 2002, respectively.

      Tax Fees. The aggregate fees billed by Ernst & Young LLP for tax compliance, tax advice, and tax planning were $69,000 and $98,000 in the fiscal years ended June 30, 2003 and June 30, 2002, respectively.

      All Other Fees. There were no fees billed by Ernst & Young LLP for products and services rendered to the Company for the fiscal years ended June 30, 2003 and June 30, 2002, other than for services described above.

      For additional information, please see the Report of the Audit Committee on page 16.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information concerning the beneficial ownership of Avanex’s Common Stock, as of September 17, 2003, for the following: (1) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s Common Stock; (2) each of the Company’s directors; (3) each of the executive officers named in the Summary Compensation Table; and (4) all directors and executive officers of the Company as a group.

	Common Stock	Percentage
	Beneficially	Beneficially
Name	Owned(1)	Owned(2)

Alcatel	35,369,834	27.62%
54, rue la Boétie
75008 Paris
France
Corning Incorporated	21,474,542	16.77%
One Riverfront Plaza
Corning, New York 14831-0001
Walter Alessandrini(3)	4,701,148	3.67%
Paul Engle	36,112	*
Todd Brooks(4)	100,749	*
Vinton Cerf(5)	84,792	*
Joel Smith(6)	93,700	*
Susan Wang	0	*
Giovanni Barbarossa(7)	608,840	*
Anthony A. Florence(8)	121,250	*
Bruce Pollock(9)	125,000	*
Jaime Reloj(10)	227,947	*
All directors and executive officers as a group (17 persons)(11)	6,380,540	4.92%

*	Less than one percent of the outstanding Common Stock.

(1)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares over which the individual or entity has voting power or investment power and any shares of Common Stock that the individual has the right to acquire within 60 days of September 17, 2003, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person or entity has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

(2)	The total number of shares of Common Stock outstanding as of September 17, 2003 was 128,077,936.

(3)	Represents 4,351,388 shares held by the Alessandrini Family Trust dtd 7/20/00, of which Dr. Alessandrini is a trustee and over which he shares voting and dispositive power; 116,586 shares held by the C.J. Alessandrini Trust dtd 11/22/99, of which Dr. Alessandrini is a trustee and over which he shares voting and dispositive power; 116,587 shares held by the E.F. Alessandrini Trust dtd 11/22/99, of which Dr. Alessandrini is a trustee and over which he shares voting and dispositive power; and 116,587 shares held by the V. Alessandrini Trust dtd 11/22/99, of which Dr. Alessandrini is a trustee and over which he shares voting and dispositive power.

(4)	Represents 58,249 shares held by Mr. Brooks individually and 42,500 shares issuable pursuant to options exercisable within 60 days of September 17, 2003.

(5)	Represents 2,292 shares held by Dr. Cerf individually and 82,500 shares issuable pursuant to options exercisable within 60 days of September 17, 2003.

(6)	Represents 50,000 shares held by Mr. Smith individually, 1,200 shares held by his spouse and 42,500 shares issuable pursuant to options exercisable within 60 days of September 17, 2003.

(7)	Represents 728 shares held by Mr. Barbarossa individually and 608,112 shares issuable pursuant to options exercisable within 60 days of September 17, 2003.

(8)	Represents 15,000 shares held by Mr. Florence individually and 106,250 shares issuable pursuant to options exercisable within 60 days of September 17, 2003.

(9)	Represents 125,000 shares issuable pursuant to options held by Mr. Pollock exercisable within 60 days of September 17, 2003.

(10)	Represents 227,947 shares issuable pursuant to options held by Mr. Reloj exercisable within 60 days of September 17, 2003.

(11)	Includes 1,494,408 shares issuable upon the exercise of options exercisable within 60 days of September 17, 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act (“Section 16(a)”) requires the Company’s executive officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities (“10% Stockholders”), to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission (“SEC”) and the Nasdaq Stock Market. Such executive officers, directors and 10% Stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required to be filed during the fiscal year ended June 30, 2003, the Company believes that its executive officers, directors and 10% Stockholders have complied with all Section 16(a) filing requirements applicable to them.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Company’s Compensation Committee is currently composed of Mr. Brooks, Dr. Cerf and Ms. Wang. No interlocking relationship exists between any member of the Company’s Compensation Committee and any member of the compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of the Company.

EQUITY COMPENSATION PLAN INFORMATION

      The following table summarizes the number of outstanding options granted to employees and directors, as well as the number of securities remaining available for future issuance, under the Company’s compensation plans as of June 30, 2003.

	(a)	(b)	(c)
Number of
Securities
	Number of		Remaining Available
	Securities to be	Weighted-average	for Future Issuance
	Issued Upon	Exercise Price of	Under Equity
	Exercise of	Outstanding	Compensation Plans
	Outstanding	Options,	(excluding
	Options, Warrants	Warrants	securities reflected
Plan Category	and Rights	and Rights($)	in column (a))

Equity compensation plans approved by security holders(1)	8,920,056 (2)	$8.53931	13,796,311 (3)
Equity compensation plans not approved by security holders	0	0	0
Total	8,920,056	$8.53931	13,796,311

(1)	The Company’s 1998 Stock Plan provides that on the first day of the Company’s fiscal year the number of shares authorized under the plan shall be increased by the lesser of (i) 6,000,000 shares, (ii) 4.9% of the outstanding shares on such date or (iii) a lesser amount determined by the Board of Directors. The Company’s 1999 Director Option Plan provides that on the first day of the Company’s fiscal year the number of shares authorized under the plan shall be increased by the lesser of (i) 150,000 shares, (ii) 1/4 of 1% of the outstanding shares on such date or (iii) a lesser amount determined by the Board of Directors. The Company’s 1999 Employee Stock Purchase Plan provides that on the first day of the Company’s fiscal year the number of shares authorized under the plan shall be increased by the lesser of (i) 750,000 shares, (ii) 1% of the outstanding shares on such date or (iii) a lesser amount determined by the Board of Directors.

(2)	This amount includes outstanding options to purchase 110,108 shares that were assumed in connection with previous mergers and acquisitions. For a description of the plans under which these options were assumed see Note 11, “Stockholders Equity” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2003.

(3)	This amount includes 2,020,627 shares available for future issuance under the Company’s 1999 Employee Stock Purchase Plan.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table presents information concerning the total compensation for the three years ended June 30, 2003 of each person who served as the Chief Executive Officer of Avanex during the last fiscal year and each of the four other most highly compensated executive officers of Avanex during the last fiscal year (collectively, the “Named Executive Officers”).

								Long-Term Compensation
		Annual Compensation
									Securities
						Other Annual		Restricted	Underlying	All Other
		Salary		Bonus		Compensation		Stock	Options/SARs	Compensation
Name and Principal Position	Year	($)		($)		($)		Awards ($)	(#)	($)

Walter Alessandrini(1)	2003	162,308		—		—		—	—	—
President, Chief	2002	—		—		—		—	—	—
Executive	2001	310,172		112,500		—		—	—	—
Officer and Director
Paul Engle(2)	2003	173,194		—		—		—	—	433,464 (3)
President, Chief	2002	339,916		386,603	(4)	—		7,199,000	1,400,000	—
Executive	2001	269,240		76,550	(5)	—		7,878,060	1,600,000	—
Officer and Director
Giovanni Barbarossa	2003	248,942		25,000		—		—	200,000	—
Chief Technology Officer	2002	182,019		—		—		—	750,000	—
and Vice President,	2001	144,227		—		—		—	31,990	—
Product Development
Anthony A. Florence(6)	2003	212,173	(7)	—		—		—	225,000	—
Chief Governance Officer	2002	270,472	(8)	—		—		—	25,000	—
and Vice President,	2001	206,230		—		—		—	—	—
Corporate Affairs
Bruce Pollock(9)	2003	143,846		—		—		—	500,000	—
Vice President, Finance	2002	—		—		—		—	—	—
and Chief Financial	2001	—		—		—		—	—	—
Officer
Jaime Reloj(12)	2003	187,327		100,375	(10)	2,500	(11)	—	255,000	—
Vice President, Sales and	2002	—		—		—		—	—	—
Product Marketing	2001	—		—		—		—	—	—

(1)	Dr. Alessandrini became Chief Executive Officer in November 2002. Pursuant to the terms of his employment offer, Dr. Alessandrini is entitled to receive an annual salary of $300,000. Dr. Alessandrini was not an executive officer of Avanex in the 2002 fiscal year.

(2)	Mr. Engle resigned as a director, officer and employee of Avanex in November 2002.

(3)	Consists of severance payments which are described under “Transactions With Management.”

(4)	In September 2000, in accordance with the terms of his employment offer, the Company loaned Mr. Engle $150,000 pursuant to a promissory note with an annual interest rate of 6.5%. Principal and interest on the note were to become due and payable at the earlier of one year from the date of the note or the termination of Mr. Engle’s employment. Further, pursuant to the terms of Mr. Engle’s employment with the Company, upon the completion of one year of employment, the Company was to pay Mr. Engle a bonus of $150,000, either in cash or by cancellation of Mr. Engle’s debt to the Company. In either case the Company agreed to provide Mr. Engle with a gross-up payment to provide for any state or federal tax liability associated with the bonus or loan cancellation. This gross-up plus the principal amounted to $299,103, and Mr. Engle’s loan was cancelled by the Company in September 2001 pursuant to the foregoing terms. Mr. Engle paid all interest that had accrued on the loan in the amount of $9,908. In addition, Mr. Engle received $87,500 in additional bonus payments.

(5)	Mr. Engle received a pro rata portion of his annual performance-based bonus for the period from September 19, 2000 to June 30, 2001.

(6)	Mr. Florence worked on a consulting basis for portions of the 2002 and 2001 fiscal years. Mr. Florence accepted his current position with Avanex in October 2002. Pursuant to the terms of his employment offer, Mr. Florence is entitled to receive an annual salary of $185,000.

(7)	This amount includes $81,250 in consulting fees and $130,923 in salary paid during the 2003 fiscal year.

(8)	This amount includes $219,840 in consulting fees and $50,632 in salary paid during the 2002 fiscal year.

(9)	Mr. Pollock joined Avanex in October 2002. Pursuant to the terms of his employment offer, Mr. Pollock is entitled to receive an annual salary of $220,000.

(10)	This amount represents sales commissions paid of $100,375.

(11)	This amount represents a $2,500 automobile allowance paid to Mr. Reloj.

(12)	Mr. Reloj was not an executive officer of Avanex in 2002 or 2001.

Option Grants in Last Fiscal Year

      The following table sets forth, as to the Named Executive Officers, information concerning stock options granted during the fiscal year ended June 30, 2003.

	Individual Grants				Potential Realizable
					Value at Assumed Annual
	Number of	% of Total			Rates of Stock Price
	Shares	Options			Appreciation for Option
	Underlying	Granted to			Term(4)
	Options	Employees	Exercise Price	Expiration
Name	Granted(1)	in Year(2)	Per Share	Date(3)	5%	10%

Walter Alessandrini	—	—	—	—	—	—
Paul Engle(5)	—	—	—	—	—	—
Giovanni Barbarossa	200,000	5.14%	$1.01	12/17/12	$127,037	$321,936
Anthony A. Florence	225,000	5.78%	$0.73	10/07/12	$103,296	$261,772
Bruce Pollock	500,000	12.85%	$1.08	11/03/12	$339,603	$860,621
Jaime Reloj	255,000	6.55%	$1.01	12/17/12	$161,972	$410,468

(1)	The options in this table are incentive stock options or nonstatutory stock options granted under the Company’s 1998 Stock Plan. All of these options have 10 year terms and vest over the following schedule:

•	the option to purchase 200,000 shares of the Company’s Common Stock for $1.01 per share held by Dr. Barbarossa vests as to 3/48 of the shares subject to the option on the date of grant and the remainder vests at a rate of 1/48 of the shares subject to the option each month thereafter;

•	the option to purchase 225,000 shares of the Company’s Common Stock for $0.73 per share held by Mr. Florence vests over a three year period at the rate of 1/36 of the shares subject to the option each month beginning on the date of grant;

•	the option to purchase 500,000 shares of the Company’s Common Stock for $1.08 per share held by Mr. Pollock vests over a four year period at the rate of 1/4 of the shares subject to the option at the end of one year from the date of grant and 1/48 of the shares subject to the option each month thereafter; and

•	the option to purchase 255,000 shares of the Company’s Common Stock for $1.01 per share held by Mr. Reloj vests as to 3/48 of the shares subject to the option on the date of grant and the remainder vests at a rate of 1/48 of the shares subject to the option each month thereafter.

Immediately upon a change of control of the Company, each of the options in this table will become vested and exercisable as to 50% of the shares underlying such option, if such options are not already vested. Upon or within twelve (12) months of a change of control, if any such individual’s employment terminates as a result of an involuntary termination (other than for cause), each such option will become fully vested. In addition, if Mr. Pollock’s employment is terminated within twelve months of the commencement of his employment for any reason except for good cause, Mr. Pollock’s options will be treated as having vested at the rate of 1/48 per month for each full month from the grant date until his date of termination.

(2)	Avanex granted options to employees to purchase 3,892,545 shares of Common Stock in the fiscal year ended June 30, 2003.

(3)	The options in this table may terminate before their expiration upon the termination of the optionee’s status as a director, employee or consultant or upon the optionee’s disability or death.

(4)	Under rules promulgated by the SEC, the amounts in these two columns represent the hypothetical gain or “option spread” that would exist for the options in this table based on assumed stock price appreciation from the date of grant until the end of such options’ ten-year term at assumed annual rates of 5% and 10%. Annual compounding results in total appreciation of 63% (at 5% per year) and 159% (at 10% per year). The 5% and 10% assumed annual rates of appreciation are specified in SEC rules and do not represent the Company’s estimate or projection of future stock price growth. The Company does not necessarily agree that this method can properly determine the value of an option, and there can be no assurance that the potential realizable values shown in this table will be achieved.

(5)	Mr. Engle resigned as a director, officer and employee of Avanex in November 2002.

Option Exercises and Holdings

      The following table sets forth, as to the Named Executive Officers, certain information concerning the number of shares of the Company’s Common Stock subject to both exercisable and unexercisable stock options as of June 30, 2003. Also reported are values for “in-the-money” options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company’s Common Stock as of June 30, 2003.

			Number of Shares
			Underlying Unexercised		Value of Unexercised In-The-Money
	Shares		Options at Year-End		Options at Year-End(1)
	Acquired	Value
Name	on Exercise	Realized ($)	Exercisable	Unexercisable	Exercisable ($)	Unexercisable ($)

Walter Alessandrini	0	0	0	0	0	0
Paul Engle(2)	0	0	0	0	0	0
Giovanni Barbarossa	0	0	519,365	500,126	260,250	477,750
Anthony A. Florence	0	0	75,000	175,000	189,000	563,500
Bruce Pollock	0	0	0	500,000	0	1,435,000
Jaime Reloj	0	0	186,439	271,863	140,567	609,133

(1)	The market value of underlying securities is based on the $3.95 closing price of the Company’s Common Stock on June 30, 2003 (the last trading day of the Company’s 2003 fiscal year) on the Nasdaq National Market, minus the exercise price.

(2)	Mr. Engle resigned as a director, officer and employee of Avanex in November 2002.

Employment and Change of Control Arrangements

      The stock option agreements between the Company and Messrs. Barbarossa, Pollock and Reloj, and certain of the option agreements between the Company and Mr. Florence, provide that immediately upon a change of control, as defined in the agreements, each such option will become vested and exercisable as to 50% of the shares underlying such option, if such options are not already so vested. Upon or within twelve (12) months of a change of control, if any such individual’s employment terminates as a result of an involuntary termination, as defined in the agreements (other than for cause, as defined in the agreements), each such option will become fully vested and exercisable for up to twenty-four months following such involuntary termination.

      Pursuant to Avanex’s 1999 Director Option Plan, immediately upon a change of control, as defined in the plan, options to purchase Avanex Common Stock will become fully vested and exercisable. In addition, options to purchase shares of Avanex Common Stock granted to each of Messrs. Brooks, Cerf and Smith on December 18, 2002 under Avanex’s 1998 Stock Plan contain similar provisions. Each of the stock option agreements of Messrs. Brooks, Cerf, and Smith and Ms. Wang provide for an exercise period extending until two years after the termination of such person’s service with Avanex, but in no event beyond the options’ normal expiration dates.

      In accordance with Avanex’s offer letter to Mr. Pollock, if Mr. Pollock’s employment is terminated within twelve months of the commencement of his employment for any reason except for good cause, as defined in the agreement, Mr. Pollock’s options will be treated as having vested at the rate of  1/48 per month for each full month from the grant date until his date of termination. Otherwise, the option vests as to  1/4 of the shares subject to the option twelve months after the date Mr. Pollock’s employment commenced, and the remainder vests at a rate of  1/48 of the shares subject to the option each month thereafter.

CERTAIN TRANSACTIONS

Indebtedness of Management

      Jessy Chao, Former Vice President, Finance and Chief Financial Officer. In November 1999, in connection with Mr. Chao’s purchase of 150,000 shares of Avanex’s Common Stock, Avanex loaned Mr. Chao $400,000 under a secured full recourse promissory note with an annual interest rate of 6.2% compounded semi-annually. The note also provided that Avanex could accelerate payment of the amounts outstanding under the loan in the event Mr. Chao ceased to be an employee or consultant of Avanex. The largest amount of principal and accrued interest outstanding on Mr. Chao’s loans during the period from the beginning of Avanex’s last fiscal year to June 30, 2003, was $400,000. Mr. Chao’s employment with Avanex terminated on October 31, 2002, and Mr. Chao repaid all outstanding principal and interest as of December 20, 2002.

      Paul Jiang, Former Senior Vice President, Manufacturing and Vendor Management. In July 1999, in connection with Mr. Jiang’s purchase of 450,000 shares of Avanex’s Common Stock, Avanex loaned Mr. Jiang $11,700 under a secured full recourse promissory note with an annual interest rate of 5.69% compounded semi-annually. The note also provided that Avanex could accelerate payment of the amounts outstanding under the loan in the event Mr. Jiang ceased to be an employee or consultant of Avanex. In July 1999, in consideration for Mr. Jiang’s continued employment with Avanex, Avanex agreed to forgive 25% of the principal and accrued interest under the note on each one-year anniversary of July 22, 1999, for so long as Mr. Jiang remained an employee of Avanex. Mr. Jiang’s employment with Avanex terminated on October 7, 2003, and Mr. Jiang repaid all outstanding principal and interest as of October 7, 2003. In November 1999, in connection with Mr. Jiang’s purchase of 150,000 shares of Avanex’s Common Stock, Avanex loaned Mr. Jiang $400,000 under a secured full recourse promissory note with an annual interest rate of 6.2% compounded semi-annually. Mr. Jiang’s employment with Avanex terminated on October 7, 2003, and Mr. Jiang repaid all outstanding principal and interest as of October 7, 2003. The largest amount of principal and accrued interest outstanding on Mr. Jiang’s loans during the period from the beginning of Avanex’s last fiscal year to June 30, 2003 was $405,850.

Transactions with Management and Others

      Mr. Engle resigned as an officer, director and employee of Avanex in November 2002. Pursuant to a Severance Agreement and Release dated November 18, 2003, Mr. Engle received (i) lump sum payments of $41,732 and $391,732, respectively, (ii) six months of COBRA coverage and (iii) six months of additional vesting on his outstanding options to purchase Common Stock of Avanex. In addition, Mr. Engle held 540,683 shares of Avanex Common Stock that were subject to a forfeiture option in favor of Avanex at the time of his resignation. Upon his resignation, 325,000 of those shares were released from the forfeiture option.

      Mr. Chao resigned as an officer and employee of Avanex in October 2002. Pursuant to a Severance Agreement and Release dated October 31, 2002, Mr. Chao received (i) a lump sum payment of $82,000 (ii) $10,250 per month for a period of twelve months or until Mr. Chao secured employment with or became a paid consultant to a passive or active optical company other than Avanex, whichever occurs first and (iii) COBRA coverage for a period of twelve months or until he secured employment with or became a paid consultant to a passive or active optical company other than Avanex, whichever occurs first. Pursuant to the provisions of Mr. Chao’s restricted stock purchase agreement, Avanex exercised its repurchase option as to 40,625 unvested shares of Common Stock of Avanex held by Mr. Chao at a price of $2.67 per share, with the proceeds of the repurchase applied to the unpaid principal balance and accrued interest on Mr. Chao’s promissory note to Avanex.

      Mr. Jiang resigned as an officer and employee of Avanex in October 2002. Pursuant to a Severance Agreement and Release dated October 7, 2002, Mr. Jiang received (i) a lump sum of $94,000, (ii) $11,750 per month for a period of twelve months or until Mr. Jiang secured employment with or became a paid consultant to a passive or active optical company other than Avanex, whichever first occurs and (iii) COBRA coverage for a period of twelve months or until he secured employment with or became a paid consultant to a passive or active optical company other than Avanex, whichever first occurs. Pursuant to the provisions of Mr. Jiang’s restricted stock purchase agreement, Avanex exercised its repurchase option as to 43,750 unvested shares of Common Stock held by Mr. Jiang at a price of $2.67 per share, with the proceeds of the repurchase applied to the unpaid principal balance and accrued interest on Mr. Jiang’s promissory note to Avanex.

      Charles Mao resigned as an officer and employee of Avanex in December 2002. Pursuant to a Severance Agreement and Release dated December 3, 2002, Mr. Mao received (i) a lump sum payment of $80,000, (ii) $10,000 per month for a period of twelve months or until Mr. Mao secured employment with or became a paid consultant to a passive or active optical company other than Avanex, whichever occurs first and (iii) COBRA coverage for a period of twelve months. Avanex accelerated the vesting of 46,875 shares of Avanex Common Stock subject to options held by Mr. Mao and extended the exercisability of his option covering 28,125 shares of Avanex Common Stock for a period of twenty-four months following his termination date.

      John Tyler resigned as an officer and employee of Avanex in January 2003. Pursuant to a Severance Agreement and Release dated January 28, 2003, Mr. Tyler received (i) $5,770 on a bi-weekly basis for a period of six months and (ii) COBRA coverage for a period of six months.

      Mr. Faggin resigned as a director of Avanex in October 2002. Pursuant to the provisions of the Restricted Stock Purchase Agreement between the Company and Mr. Faggin, Avanex exercised its repurchase option as to 11,667 unvested shares of Common Stock of Avanex held by Mr. Faggin at a price of $3.34 per share.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      With respect to the Company’s financial reporting process, the management of the Company is responsible for (1) establishing and maintaining internal controls and (2) preparing the Company’s consolidated financial statements. The independent auditors are responsible for auditing these financial statements. It is the responsibility of the Audit Committee to oversee these activities. The Board of Directors has determined that each member of the Audit Committee is “independent” as required by the listing standards of the Nasdaq National Market. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is included in this Proxy Statement as Appendix A. In the performance of its oversight function, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management;

•	discussed with Ernst & Young LLP, its independent auditors, the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect;

•	received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect; and

•	considered whether the provision of non-audit services by Ernst & Young LLP is compatible with maintaining Ernst & Young LLP’s independence and has discussed Ernst & Young LLP’s independence with them.

      Based upon the reports and discussions described in this Report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2003.

AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

Joel Smith
Vinton Cerf
Susan Wang

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

      The Company’s Compensation Committee was formed in April 1999 and currently consists of Mr. Brooks, Dr. Cerf and Ms. Wang. The Compensation Committee generally reviews and approves the Company’s executive compensation policies, including the base salary levels and target incentives for the Company’s executive officers at the beginning of each year, and approves the performance objectives of the executive officers in their areas of responsibility. The Compensation Committee also administers the Company’s 1998 Stock Plan and the 1999 Employee Stock Purchase Plan. No member of the Compensation Committee is a former or current officer or employee of Avanex or any of its subsidiaries. Meetings of the Compensation Committee are also attended by members of management who provide background and market information and make recommendations to the Compensation Committee on salary levels, officer performance objectives, and corporate financial goals. However, members of management are not entitled to vote on any actions taken by the Compensation Committee.

Executive Officer Compensation Programs

      Objectives. The objectives of the executive officer compensation program are to attract, retain, motivate and reward key personnel who possess the necessary leadership and management skills, through competitive base salary, cash bonus incentives, long-term incentive compensation in the form of stock options, and various benefits, including medical and life insurance plans. The executive compensation policies of the Compensation Committee are intended to combine competitive levels of compensation and rewards for above average performance and to align relative compensation with the achievements of key business objectives, optimal satisfaction of customers, and maximization of stockholder value. The Compensation Committee believes that stock ownership by management is beneficial in aligning management and stockholder interests, thereby enhancing stockholder value.

      Base Salaries. Salaries for the Company’s executive officers are determined primarily on the basis of the executive officer’s level of responsibility, general salary practices of peer companies and the officer’s individual qualifications and experience. The base salaries are regularly reviewed and may be adjusted by the Compensation Committee in accordance with certain criteria which include individual performance, the functions performed by the executive officer, the scope of the executive officer’s on-going duties, general changes in the compensation peer group in which the Company competes for executive talent, and the Company’s financial performance generally. The weight given each such factor by the Compensation Committee may vary from individual to individual.

      Incentive Bonuses. The Compensation Committee believes that a cash incentive bonus plan can serve to motivate the Company’s executive officers and management to achieve annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options. The bonus amounts are based upon the achievement of objective financial criteria and recommendations by the Chief Executive Officer based on subjective consideration of factors including such officer’s level of responsibility, individual performance, contributions to the Company’s success and the Company’s financial performance generally.

      Stock Option Grants. Stock options may be granted to executive officers and other employees under the 1998 Stock Plan. Because of the direct relationship between the value of an option and the stock price, the Compensation Committee believes that options motivate executive officers to manage the Company in a manner that is consistent with stockholder interests. Stock option grants are intended to focus the attention of the recipient on the Company’s long-term performance, which the Company believes results in improved stockholder value, and to retain the services of the executive officers in a competitive job market by providing significant long-term earnings potential. To this end, stock options generally vest and become fully exercisable over a four-year period. The principal factors considered in granting stock options to executive officers of the Company are prior performance, level of responsibility, other compensation and the executive officer’s ability to influence the Company’s long-term growth and profitability. However, the 1998 Stock Plan does not provide any quantitative method for weighting these factors, and a decision to grant an award is primarily based upon a subjective evaluation of past as well as future anticipated performance of the executive officer.

      Other Compensation Plans. The Compensation Committee also administers certain general employee benefit plans in which executive officers are permitted to participate on parity with other employees. The Company also provides a 401(k) deferred compensation plan.

      Deductibility of Compensation. The Compensation Committee has considered the potential effects of Section 162(m) of the Internal Revenue Code on the compensation paid to certain of the Company’s executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for certain executive officers, unless compensation is performance-based. The Company has adopted a policy that, where reasonably practicable, the Company will seek to qualify the variable compensation paid to its executive officers for an exemption from the deductibility limitations of Section 162(m).

Chief Executive Officer Compensation

      The compensation of the Chief Executive Officer is reviewed annually based on the same factors discussed above for all executive officers. Dr. Alessandrini’s salary for the year ended June 30, 2003 was $300,000. Dr. Alessandrini’s base salary was established in part by comparing the base salaries of chief executive officers at other companies of similar size. Dr. Alessandrini’s base salary was at the median of the base salary range for chief executive officers of comparable companies.

COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS

Todd Brooks
Vinton Cerf
Susan Wang

COMPANY STOCK PRICE PERFORMANCE GRAPH

      The following graph compares the cumulative total return to stockholders on the Company’s Common Stock with the cumulative total return of the Nasdaq Composite (U.S. Companies) Index and the Nasdaq Telecommunications Index. The graph assumes that $100 was invested on February 4, 2000 (the date of the Company’s initial public offering) in the Company’s Common Stock and in each of the indices discussed above, including reinvestment of dividends. No dividends have been declared or paid on the Company’s Common Stock. Note that historic stock price performance is not necessarily indicative of future stock price performance.

COMPARISON OF 41 MONTH CUMULATIVE TOTAL RETURN*

AMONG AVANEX CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ TELECOMMUNICATIONS INDEX

*	$100 invested on 2/4/00 in stock or index, including reinvestment of dividends. Fiscal year ending June 30.

OTHER MATTERS

      The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named on the enclosed proxy card will have discretion to vote the shares of Common Stock they represent in accordance with their own judgment on such matters.

      It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. We urge you to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been enclosed.

THE BOARD OF DIRECTORS

Walter Alessandrini
Todd Brooks
Vinton Cerf
Joel Smith
Susan Wang

Fremont, California

October 3, 2003

Appendix A

AUDIT COMMITTEE CHARTER

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS
OF
AVANEX CORPORATION

1.     Purpose

      The purpose of the Audit Committee of the Board of Directors of Avanex Corporation (the “Company”) shall be to:

•	provide oversight of the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements;

•	assist the Board of Directors in oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications, independence and performance, and (4) the Company’s internal accounting and financial controls; and

•	provide to the Board of Directors such information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

      In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

2.     Membership and Organization

      Composition. The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors. The Audit Committee will consist of at least three members of the Board of Directors. Members of the Audit Committee must meet the following criteria (as well as any criteria required by the SEC):

•	each member will be an independent director in accordance with (i) the Audit Committee requirements of the Nasdaq Stock Market, Inc. Marketplace Rules (the “Nasdaq Rules”) and (ii) the rules of the SEC;

•	each member will be able to read and understand fundamental financial statements, in accordance with the Audit Committee requirements of the Nasdaq Rules;

•	at least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities; and

•	at least one member will be an “audit committee financial expert” as defined in the rules of the SEC.

      Meetings. The Audit Committee will meet at least four times annually. The Audit Committee may establish its own meeting schedule, which it will provide to the Board of Directors. The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company, at such times as it deems appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, but not less than quarterly.

      The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

      Compensation. Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board of Directors. Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

3.     Responsibilities and Duties

      The responsibilities and duties of the Audit Committee shall include:

Review Procedures

•	reviewing the reports of management and the independent auditors concerning the design, implementation and maintenance of the Company’s internal controls and procedures for financial reporting, including meeting periodically with the Company’s management and the independent auditors to review their assessment of the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

•	reviewing and providing guidance with respect to the external audit by (i) reviewing the independent auditors’ proposed audit scope and approach, (ii) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies, disagreements with management and any other matters described in SAS No. 61, and (iii) reviewing reports submitted to the audit committee by the independent auditors in accordance with applicable SEC requirements;

•	reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

•	directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	conducting a post-audit review of the financial statements and audit findings, including any suggestions for improvements provided to management by the independent auditors, and management’s response to such suggestions;

•	reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

•	providing oversight and review at least annually of the Company’s risk management policies, including its investment policies;

•	reviewing and approving in advance any proposed related party transactions;

•	reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

•	reviewing its own charter and processes;

Independent Auditors

•	appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	reviewing the independence of the outside auditors, including (i) obtaining on a periodic basis a written statement from the independent auditors regarding relationships and services with the Company that may impact independence, as defined by applicable standards and SEC requirements, (ii) presenting this statement to the Board, and (iii) to the extent there are relationships, monitoring and investigating them;

•	pre-approving audit and permissible non-audit services provided to the Company by the independent auditors, except where pre-approval is not required because such non-audit services are de minimis under the rules of the SEC, in which case subsequent approval may be obtained. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings;

Regulatory Compliance and Other Matters

•	overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and audit committee members, member qualifications and activities;

•	reviewing management’s monitoring of compliance with the Foreign Corrupt Practices Act;

•	reviewing, approving and monitoring the Company’s code of ethics for its principal executive and senior financial officers;

•	providing a report for inclusion in the Company’s proxy statement in accordance with the rules and regulations of the SEC; and

•	establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

      In addition, the Audit Committee may retain, as appropriate, outside legal, accounting or other advisors to advise or assist the Audit Committee in the performance of any of the responsibilities and duties set forth above.

PROXY

AVANEX CORPORATION

Proxy Solicited by the Board of Directors for the Annual Meeting of
Stockholders to be held on Thursday, November 6, 2003

     The undersigned hereby appoints Walter Alessandrini and Anthony Florence and each of them as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of stock of Avanex Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Avanex Corporation be be held at Avanex’s corporate headquarters, 40919 Encyclopedia Circle, Fremont, California 94538, telephone (510) 897-4188 on Thursday, November 6, 2003, at 10:00 a.m. (local time) and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     Unless a contrary direction is indicated, this Proxy will be voted “FOR” Proposal 1 and Proposal 2, as more specifically described in the Proxy Statement. With respect to the election of a director in Proposal 1, if you do not vote for the election of the nominee and do not specifically withhold your vote, then you will be deemed to have granted the above persons the authority to vote for the election of such nominee. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

SEE REVERSE SIDE		SEE REVERSE SIDE
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

▲ FOLD AND DETACH HERE ▲

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR BOTH OF THE NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2.	Please mark your votes as indicated in this example	☒

1.	ELECTION OF DIRECTORS:	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE AND OTHERWISE
REPRESENT THE UNDERSIGNED ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
	01. WALTER ALESSANDRINI 02. JOSEPH MILLER	☐	☐	☐	Dated:_________________________________ , 2003

	(Except nominee(s) written above)				Signature

		FOR	AGAINST	ABSTAIN	Signature (if held jointly)
2.	PROPOSAL TO RATIFY ERNST & YOUNG LLP AS AVANEX’S INDEPENDENT AUDITORS FOR THE 2004 FISCAL YEAR. CHECK HERE ONLY IF YOU PLAN TO ATTEND THE MEETING IN PERSON	☐ ☐	☐	☐
Please sign exactly as your name or names appear hereon. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee, guardian or in another representative capacity, please give your full title. If a corporation or partnership, please sign in the name of the corporation or partnership by an authorized officer or person.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Δ FOLD AND DETACH HERE Δ

VOTE BY TELEPHONE OR INTERNET

QUICK * * * EASY * * *IMMEDIATE

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE:	You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

OPTION A:	To vote as the Board of Directors recommends on ALL proposals, Press 1.

OPTION B:	If you choose to vote on each proposal separately, press 0. You will hear these instructions:

Item 1: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0. The instructions are the same for all remaining items to be voted.

When asked, please confirm your vote by pressing 1.

VOTE BY INTERNET:	THE WEB ADDRESS IS www.proxyvoting.com/AVNX

IF YOU VOTE BY PHONE OR INTERNET — DO NOT MAIL THE PROXY CARD.

THANK YOU FOR VOTING.

Call ** Toll Free ** On a Touch-Tone Telephone 1-800-730-8458 There is NO CHARGE to you for this call	CONTROL NUMBER for Telephone/Internet Voting